Exhibit 99.1

Tesoro Corporation Reports Third Quarter Results; Announces Restart of Anacortes Refinery

SAN ANTONIO--(BUSINESS WIRE)--November 4, 2010--Tesoro Corporation (NYSE:TSO) today reported third quarter 2010 net earnings of $56 million, or $0.39 per diluted share compared to net earnings of $33 million, or $0.24 per diluted share for the third quarter of 2009. The Company earned $73 million or $0.51 per diluted share for the period before one-time after-tax expenses of $17 million primarily associated with the Anacortes refinery outage.

Third quarter segment operating income was $201 million excluding the one-time items, compared to $137 million in the third quarter a year ago. The increase in operating income was driven by stronger distillate margins, improved feedstock cost and the Company’s improvement initiatives. These benefits were partially offset by decreased gasoline margins and reduced throughput. The reduction in throughput was primarily a result of the continued shut-down of the Anacortes refinery and the planned turnaround of our Hawaii refinery.

For the third quarter, the Tesoro Index gained $1.42 per barrel (/bbl) or 17% from a year ago. West Coast benchmark diesel margins were up more than 50% over last year while gasoline margins were down 7%. The Company realized all of the index gains and more, capturing a gross margin of $13.28/bbl, which was up $3.69/bbl or 38% from a year ago.

Contributing to the Company’s improved performance relative to the index was an increase in conversion unit utilization which resulted in higher clean product yields. In addition, the Company produced more diesel, capturing the stronger distillate margins and ran more Canadian and South American heavy crudes as the discounts for these crudes widened.

“We are pleased with our third quarter results, even with Anacortes down for the period,” said Greg Goff, President and CEO of Tesoro. “During the quarter we saw improvement in distillate margins in our markets similar to what’s been seen across the country. We attribute this to strong distillate exports, improvements in the U.S. manufacturing sector and increased port activity nationwide. Unfortunately, these increases are not being seen in gasoline margins. While gasoline demand has stabilized, high unemployment in California continues to keep gasoline demand weak.”

Capital Spending and Liquidity

Capital spending, including turnarounds, for the third quarter 2010 was $110 million. The Company reaffirms prior full year 2010 guidance for capital spending, including turnarounds, to be in the range of $475 to $500 million. The Company ended the third quarter with $339 million in cash on the balance sheet, a gain of nearly $150 million for the quarter, and remained undrawn with $827 million of availability on its revolving credit facility.

“While we have seen improvements in the market during the third quarter, we continue to plan for a challenging margin environment and are committed to our improvement initiatives. Our third quarter results benefited from the changes to corporate overhead and benefits costs we announced in July and we expect those improvements to continue. We’re looking forward to our analyst day event later in the fourth quarter where we’ll discuss our 2011 plans for further strengthening Tesoro,” said Goff.

Washington Refinery

Tesoro also announced that the process to restart the Anacortes, Washington refinery began on October 17th. "Today, most of the refinery is operating and we expect to be back to normal operations soon. In addition to completing repairs to the damaged units, extensive future inspections and maintenance work was accelerated to take advantage of the down time," said Goff.

The Company is also working with insurance adjusters to process claims related to the incident. Tesoro maintains comprehensive property, business interruption, workers’ compensation and general liability insurance.

On October 22, 2010, Tesoro filed a Notice of Appeal to all citations and penalties with the Washington State Department of Labor and Industries. The Company continues to work closely with investigators regarding this incident and continues to drive safety improvements throughout the Company.

Analyst and Investor Presentation

The Company will be holding an Analyst and Investor Presentation at the New York Stock Exchange on December 13, 2010 at 2:30 p.m. ET. Because space is limited, reservations will be required to attend and accepted on a first-come, first-serve basis. Interested parties should contact Ann McAlister in the Investor Relations department via email at ann.s.mcalister@tsocorp.com or phone by calling 210-626-6861. Reservations will be accepted until close of business on Wednesday, December 8, 2010.

Public Invited to Listen to Analyst Conference Call

At 7:30 a.m. CDT tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding third quarter 2010 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com, or via phone by dialing (877) 485-3104 (international dial-in: (201) 689-8579), event ID 00358345. A telephone replay of the call will be available for one week, and may be accessed via phone by dialing (877) 660-6853 (international replay: (201) 612-7415), then entering passcode 358345 and access code 356.

Tesoro Corporation, a Fortune 150 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 665,000 barrels per day. Tesoro's retail-marketing system includes over 875 branded retail stations, of which over 380 are company operated under the Tesoro®, Shell®, Mirastar® and USA Gasoline™ brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, expected corporate expense savings, our expectations about our capital spending, and the completion of repairs and resumption of operations at our Anacortes refinery. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues	$5,320	$4,742	$15,070	$12,203
Costs and Expenses:
Costs of sales (a)	4,647	4,125	13,386	10,435
Operating expenses	375	367	1,096	1,101
Selling, general and administrative expenses	56	55	165	162
Depreciation and amortization expense	106	102	314	315
Loss on asset disposals and impairments	7	4	39	25

Operating Income (b)	129	89	70	165
Interest and Financing Costs	(40)	(35)	(114)	(94)
Interest Income and Other	4	-	4	3
Foreign Currency Exchange Income (Loss)	1	(3)	2	(13)

Earnings (Loss) Before Income Taxes	94	51	(38)	61
Income Tax Provision (Benefit)	38	18	(6)	22
Net Earnings (Loss)	$56	$33	$(32)	$39
Net Earnings (Loss) Per Share:
Basic	$0.40	$0.24	$(0.23)	$0.28
Diluted (c)	$0.39	$0.24	$(0.23)	$0.28
Weighted Average Common Shares:
Basic	140.9	138.2	140.3	138.0
Diluted (c)	142.0	139.7	140.3	139.6

(a)	At September 30, 2009, reductions in petroleum inventories resulted in decreases of last-in-first-out ("LIFO") layers acquired at lower per-barrel costs. These inventory reductions resulted in a decrease to costs of sales of $12 million during the three and nine months ended September 30, 2009.
(b)	Includes a $43 million net gain for the nine months ended September 30, 2010 primarily from the elimination of postretirement life insurance benefits for current and future retirees.
(c)	The assumed conversion of common stock equivalents produced anti-dilutive results for the nine months ended September 30, 2010 and was not included in the dilutive calculation.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating Income
Refining	$146	$84	$127	$268
Retail	32	53	86	42
Total Segment Operating Income	178	137	213	310
Corporate and unallocated costs	(49)	(48)	(143)	(145)
Operating Income	129	89	70	165
Interest and financing costs	(40)	(35)	(114)	(94)
Interest income and other	4	-	4	3
Foreign currency exchange gain (loss)	1	(3)	2	(13)
Earnings (Loss) Before Income Taxes	$94	$51	$(38)	$61

Depreciation and Amortization Expense
Refining	$92	$86	$270	$263
Retail	10	10	30	29
Corporate	4	6	14	23
Depreciation and Amortization Expense	$106	$102	$314	$315

Capital Expenditures
Refining	$67	$91	$207	$250
Retail	8	1	12	10
Corporate	-	4	-	31
Capital Expenditures	$75	$96	$219	$291

BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	September 30,	December 31,
	2010	2009
Cash and Cash Equivalents	$339	$413
Total Assets	$8,383	$8,070
Total Debt	$1,847	$1,841
Total Stockholders' Equity	$3,207	$3,087
Total Debt to Capitalization Ratio	37%	37%

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009
REFINING SEGMENT
	Total Refining Segment
	Throughput (thousand barrels per day)
	Heavy crude (d)	191	162	184	176
	Light crude	251	361	259	342
	Other feedstocks	30	41	29	37
	Total Throughput	472	564	472	555

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	238	289	231	278
	Jet fuel	63	79	66	70
	Diesel fuel	104	113	100	115
	Heavy oils, residual products, internally produced fuel
	and other	95	115	103	124
	Total Yield	500	596	500	587

	Gross refining margin ($/throughput bbl) (e)	$13.28	$9.59	$10.87	$10.04
	Manufacturing cost before depreciation
	and amortization expense ($/throughput bbl) (e)	$6.14	$4.79	$5.94	$4.90

	Segment Operating Income ($ millions)
	Gross refining margin (f)	$577	$498	$1,402	$1,521
	Expenses
	Manufacturing costs	266	248	766	743
	Other operating expenses	60	69	182	205
	Selling, general and administrative expenses	6	7	22	19
	Depreciation and amortization expense (g)	92	86	270	263
	Loss on asset disposals and impairments (h)	7	4	35	23
	Segment Operating Income (i)	$146	$84	$127	$268

	Refined Product Sales (thousand barrels per day) (j)
	Gasoline and gasoline blendstocks	294	309	285	311
	Jet fuel	92	92	93	83
	Diesel fuel	131	129	114	123
	Heavy oils, residual products and other	72	81	75	85
	Total Refined Product Sales	589	611	567	602

	Refined Product Sales Margin ($/barrel) (j)
	Average sales price	$88.81	$83.71	$88.95	$70.17
	Average costs of sales	78.95	76.47	81.20	61.72
	Refined Product Sales Margin	$9.86	$7.24	$7.75	$8.45

(d)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.
(e)

Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenue less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. Management uses manufacturing costs per barrel to evaluate the efficiency of refining operations. There are a variety of ways to calculate manufacturing costs per barrel; different companies may calculate it in different ways. We calculate manufacturing costs per barrel by dividing manufacturing costs by total refining throughput. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(f)	Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Other costs resulted in a decrease of $3 million for the three months ended September 30, 2009. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.
(g)	Includes manufacturing depreciation and amortization expense per throughput barrel of approximately $2.01 and $1.57 for the three months ended September 30, 2010 and 2009, respectively, and $1.98 and $1.63 for the nine months ended September 30, 2010 and 2009, respectively.
(h)	Includes impairment charges related to our Los Angeles refinery of $20 million and $12 million for the nine months ended September 30, 2010 and 2009, respectively. The loss on asset disposals and impairments is included in refining segment operating income but excluded from the regional operating costs per barrel.
(i)	Includes a $36 million net gain for the nine months ended September 30, 2010 primarily from the elimination of postretirement life insurance benefits for current and future retirees.
(j)	Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. The total refined product sales margins include margins on sales of manufactured and purchased refined products.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009
Refining By Region
	California (Golden Eagle and Los Angeles)
	Throughput (thousand barrels per day) (k)
	Heavy crude (d)	175	147	164	161
	Light crude	44	63	40	61
	Other feedstocks	22	25	19	23
	Total Throughput	241	235	223	245

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	141	140	127	138
	Jet fuel	20	17	19	17
	Diesel fuel	56	47	53	53
	Heavy oils, residual products, internally produced fuel
	and other	47	53	46	59
	Total Yield	264	257	245	267

	Gross refining margin	$305	$250	$730	$771
	Gross refining margin ($/throughput bbl) (e)	$13.74	$11.54	$11.97	$11.54
	Manufacturing cost before depreciation
	and amortization expense ($/throughput bbl) (e)	$7.02	$7.02	$7.53	$6.72

	Pacific Northwest (Alaska & Washington)
	Throughput (thousand barrels per day) (k)
	Heavy crude (d)	-	-	1	-
	Light crude	61	145	83	127
	Other feedstocks	3	10	6	9
	Total Throughput	64	155	90	136

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	18	69	32	61
	Jet fuel	20	33	24	26
	Diesel fuel	8	26	11	23
	Heavy oils, residual products, internally produced fuel
	and other	18	32	25	30
	Total Yield	64	160	92	140

	Gross refining margin	$68	$129	$230	$335
	Gross refining margin ($/throughput bbl) (e)	$11.68	$9.08	$9.40	$9.04
	Manufacturing cost before depreciation
	and amortization expense ($/throughput bbl) (e)	$10.23	$3.04	$6.27	$3.74

	Mid-Pacific (Hawaii)
	Throughput (thousand barrels per day) (k)
	Heavy crude (d)	16	15	19	15
	Light crude	37	51	43	53
	Total Throughput	53	66	62	68

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	13	16	15	17
	Jet fuel	12	19	14	18
	Diesel fuel	10	12	11	11
	Heavy oils, residual products, internally produced fuel
	and other	19	20	23	24
	Total Yield	54	67	63	70

	Gross refining margin	$25	$7	$58	$78
	Gross refining margin ($/throughput bbl) (e)	$5.00	$1.05	$3.39	$4.17
	Manufacturing cost before depreciation
	and amortization expense ($/throughput bbl) (e)	$3.93	$3.26	$3.16	$3.07

(k)	We experienced reduced throughput due to scheduled turnarounds at our Hawaii refinery during the 2010 Quarter and North Dakota, Golden Eagle, and Utah refineries in the 2010 Period. We temporarily shut-down processing at the Washington refinery beginning in April 2010. We experienced reduced throughput due to scheduled turnarounds at our Alaska and Golden Eagle refineries and scheduled maintenance at our Washington refinery during the 2009 Period.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Mid-Continent (North Dakota & Utah)
Throughput (thousand barrels per day) (k)
Light crude	109	102	93	101
Other feedstocks	5	6	4	5
Total Throughput	114	108	97	106

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	66	64	57	62
Jet fuel	11	10	9	9
Diesel fuel	30	28	25	28
Heavy oils, residual products, internally produced fuel
and other	11	10	9	11
Total Yield	118	112	100	110

Gross refining margin	$179	$115	$384	$337
Gross refining margin ($/throughput bbl) (e)	$17.16	$11.50	$14.52	$11.64
Manufacturing cost before depreciation
and amortization expense ($/throughput bbl) (e)	$3.04	$3.37	$3.78	$3.39

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2010	2009	2010	2009
RETAIL SEGMENT
	Number of Stations (end of period)
	Company-operated	382	387	382	387
	Branded jobber/dealer	497	479	497	479
	Total Stations	879	866	879	866

	Average Stations (during period)
	Company-operated	383	388	384	388
	Branded jobber/dealer	497	483	499	487
	Total Average Retail Stations	880	871	883	875

	Fuel Sales (millions of gallons)
	Company-operated	271	262	789	775
	Branded jobber/dealer	80	83	211	229
	Total Fuel Sales	351	345	1,000	1,004

	Fuel Margin ($/gallon) (l) (m)	$0.22	$0.28	$0.22	$0.19
	Merchandise Sales ($ millions)	$54	$57	$152	$159
	Merchandise Margin ($ millions)	$14	$14	$40	$39
	Merchandise Margin %	26%	25%	26%	25%

	Segment Operating Income($ millions)
	Gross Margins
	Fuel (m)	$76	$98	$223	$189
	Merchandise and other non-fuel margin	20	21	59	58
	Total Gross Margins	96	119	282	247
	Expenses
	Operating expenses	49	51	148	153
	Selling, general and administrative expenses	5	5	14	21
	Depreciation and amortization expense	10	10	30	29
	Loss on asset disposals and impairments	-	-	4	2
	Segment Operating Income	$32	$53	$86	$42

(l)	Management uses fuel margin per gallon to compare profitability to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon; different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.
(m)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

TESORO CORPORATION
RECONCILIATION TO AMOUNTS REPORTED UNDER US GAAP
(Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Net Earnings (Loss)	$56	$33	$(32)	$39
Add (Less) income tax provision (benefit)	38	18	(6)	22
Add interest and financing costs	40	35	114	94
Less interest income	(2)	-	(2)	(3)
Add depreciation and amortization expense	106	102	314	315
Earnings before Interest, Income Taxes, Depreciation
and Amortization Expense (EBITDA) (n)	$238	$188	$388	$467

SEGMENT OPERATING INCOME ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions)

Three Months Ended
September 30, 2010
2010
Total Segment Operating Income	$178
Special Items, before-tax:
Costs incurred at the Washington Refinery	23
Segment Operating Income Adjusted for Special Items	$201

NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited)
(In millions except per share amounts)

		Three Months Ended
		September 30,
		2010
	Net Earnings - U.S. GAAP	$56
	Special Items, After-tax:
	Costs incurred at the Washington Refinery (o)	15
	Corporate headquarters' office space sublease charge (p)	2
	Net Earnings Adjusted for Special Items	$73

	Net Diluted Earnings Per Share - U.S. GAAP	$0.39
	Special Items Per Share, After-tax:
	Costs incurred at the Washington Refinery	0.11
	Corporate headquarters' office space sublease charge	0.01
	Net Diluted Earnings Per Share Adjusted for Special Items	$0.51
	_________________
	Note:The special items present information that the Company believes is useful to investors. The Company believes that special items are not indicative of its core operations.
(n)

EBITDA represents earnings before interest and financing costs, interest income, income taxes, and depreciation and amortization expense. We present EBITDA because we believe some investors and analysts use EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management for internal analysis and as a component of the fixed charge coverage financial covenant in our credit agreement. EBITDA should not be considered as an alternative to net earnings, earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America. EBITDA may not be comparable to similarly titled measures used by other entities.

(o)	After-tax impact of $23 million in costs at the Washington refinery, of which $12 million is related to the April 2, 2010 incident and $11 million to maintenance work performed while the refinery was shut down.
(p)	Represents the after-tax impact of a $4 million one-time charge related to the sublease of office space at our Corporate headquarters.

CONTACT:
Tesoro Corporation
Investors:
Louie Rubiola, 210-626-4355
Director, Investor Relations,
or
Media:
Mike Marcy, 210-626-4697
Manager of External Affairs